Exhibit 10.4

Amendment No. 1 to
Employment Agreement

THIS AMENDMENT NO. 1 (the “Amendment”) is made as of August 13, 2013, by and between Robert J. Gillette (“Executive”) and ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”).

Recitals

WHEREAS, Executive and the Company are parties to an Employment Agreement, dated as of June 14, 2013 (the “Employment Agreement”), pursuant to which Executive serves as (among other roles) Chief Executive Officer and President of the Company;

WHEREAS, Section 5(a)(1) of the Employment Agreement contemplates that, on or before August 16, 2013, Executive will make an initial purchase of shares of common stock of the Company; and

WHEREAS, Executive and the Company intend in this Amendment to amend the Employment Agreement to extend the Purchase Date to a date not later than September 30, 2013.

Amendment

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

1.                                      Amendment of Section 5(a)(1) of the Employment Agreement.  Section 5(a)(1) of the Employment Agreement is hereby amended to replace the phrase “Within sixty (60) days following the Effective Date” contained therein with the phrase “Not later than September 30, 2013”.

2.                                      No Other Effect on the Employment Agreement.  In all other respects, the form, terms and provisions of the Employment Agreement remain unchanged and in full force and effect.

3.                                      Effective Date.  This Amendment shall be effective as of the date first written above.

[signature page follows]

IN WITNESS WHEREOF, Executive and the Company have caused this Amendment to be executed and delivered on the date first written above.

SERVICEMASTER GLOBAL HOLDINGS, INC.

/s/ Robert J. Gillette	/s/ John Krenicki, Jr.
Robert J. Gillette	By: John Krenicki, Jr.
Its: Chairman